UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2017

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2):
Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     Resignation of Executive Officer.

On November 13, 2017, Dennis McWilliams, 46, President and Chief Commercial Officer resigned from his position with Apollo Endosurgery, Inc. (“Apollo”).  On November 13, 2017 and November 15, 2017, and in connection with Mr. McWilliams resignation, we have entered into a separation, severance and general release agreement and transition services agreement, respectively. Apollo does not anticipate replacing Mr. McWilliams.

Separation, Severance and General Release Agreement

In exchange for Mr. McWilliams execution of a general release and non-compete in favor of the Company, Mr. McWilliams will receive the following benefits:

•	Cash severance of six months of Mr. McWilliams annual base salary.

•	Continued health care coverage and COBRA for up to eight months consistent with what the Company currently provides, so long as Mr. McWilliams timely elects such continued coverage.

•	Continued vesting of all outstanding equity awards through the end of Mr. McWilliams transition services agreement.

Transition Services Agreement

During the period following his resignation until January 31, 2018 Mr. McWilliams will provide certain transition services of his duties and responsibilities as may be needed and in return, Mr. McWilliams will receive the following benefits:

•	Cash fee of $72,917 and reimbursement of reasonable business-related expenses, if any.

The foregoing descriptions of the separation, severance and general release agreement and transition services agreement are qualified in their entirety by reference to the full text of the agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively and are incorporated by reference herein.

(d)     Appointment of Director.

On November 13, 2017, David C. Pacitti was appointed to the Board of Directors of the Company (the “Board”). Mr. Pacitti will serve as a Class I director starting on December 8, 2017, and his term will expire at the annual meeting of stockholders in 2018 and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. Mr. Pacitti was also appointed to serve as a member of the Compensation Committee of the Board. The Board has affirmatively determined that Mr. Pacitti is an independent director pursuant to Nasdaq’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended.

There are no arrangements or understandings between Mr. Pacitti and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K or 5.02(d) of Form 8-K) between Mr. Pacitti and the Company required to be disclosed herein.
In connection with his appointment to the Board and Compensation Committee of the Board, it is anticipated Mr. Pacitti will be granted pursuant to Apollo’s 2017 Equity Incentive Plan an initial stock option and restricted stock award to acquire Apollo common stock, with an aggregate value of $55,000, each vesting in full on December 8, 2018. Both the stock option and restricted stock award will have an exercise price equal to the closing price of Apollo common stock as reported on the NASDAQ Global Market on December 8, 2017. The 2017 Equity Incentive Plan and related forms of stock option agreement and restricted stock award are filed as Exhibit 10.1, 10.2 and 10.3, respectively, to Apollo’s Registration Statement on Form 8-K filed with the Securities and Exchange Commission on June 13, 2017.
In connection with his appointment, Apollo plans to enter into an indemnity agreement with Mr. Pacitti in connection with his services as a member of the Board. The form of indemnity agreement is filed as Exhibit 10.1 to the Apollo’s Current Report on Form 8-K filed with the SEC on January 3, 2017, and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

Number	Description
10.1	Separation, Severance and General Release Agreement, dated November 13, 2017, by and between Apollo Endosurgery, Inc. and Dennis McWilliams.
10.2	Transition Services Agreement, dated November 15, 2017, by and between Apollo Endosurgery, Inc. and Dennis McWilliams.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	November 17, 2017
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer